Exhibit 10.13

                              TREND MINING COMPANY
                     401 Front Avenue Suite 1, Second Floor
                             Coeur d'Alene, ID 83814
               Telephone (208) 664-8095 * Facsimile (208) 667-9616
                               www.trendmining.com



September 6, 2001



RE:  Short term loan agreement





Kurt J. Hoffman hereby agrees to loan Trend Mining Company $14,000 (fourteen-thousand dollars) for use in operating capital and to cover maintenance fee payments. Said loan will be repaid within 14 days of the date of this agreement with funds that are to be wired to Trend Mining Company's account from an insider stock sale.



Accepted,                                        Agreed,


/s/ John P. Ryan                                 /s/ Kurt J. Hoffman
John P. Ryan                                     Kurt J. Hoffman
CFO-Sec/Treas
Trend Mining Company